CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 13, 2007, with respect to the consolidated financial statements of Quality of Life Holdings, Inc., Subsidiaries, and Affiliate, which report appears in the report on Form 8-K/A of Almost Family, Inc., as filed on January 4, 2008 with the U.S. Securities and Exchange Commission.

/s/ Rivero, Gordimer & Company, P.A.

Tampa, Florida

March 12, 2008